                                                                    Exhibit 99.2


REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
American Greetings Corporation


We have audited the accompanying consolidated statement of financial position of American Greetings Corporation as of February 29, 2000 and February 28, 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended February 29, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Greetings Corporation at February 29, 2000 and February 28, 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended February 29, 2000, in conformity with accounting principles generally accepted in the United States.








/s/ Ernst & Young LLP

Cleveland, Ohio
March 28, 2000

CONSOLIDATED STATEMENT OF INCOME

Years ended February 29, 2000 and February 28, 1999 and 1998

Thousands of dollars except per share amounts


                                                      2000           1999           1998
                                                 ------------   ------------   ------------
Net sales                                        $  2,175,236   $  2,205,706   $  2,198,765

Costs and expenses:
    Material, labor and other production costs        809,347        757,080        790,688
    Selling, distribution and marketing               921,392        894,323        876,822
    Administrative and general                        227,075        228,183        233,457
    Non-recurring items                                38,873         13,925        (22,125)
    Interest                                           34,255         29,326         22,992
    Other expense - net                                 3,670          1,272          4,494
                                                 ------------   ------------   ------------
                                                    2,034,612      1,924,109      1,906,328
                                                 ------------   ------------   ------------

Income before income taxes                            140,624        281,597        292,437

Income taxes                                           50,625        101,375        102,353
                                                 ------------   ------------   ------------

Net income                                       $     89,999   $    180,222   $    190,084
                                                 ============   ============   ============


Earnings per share                               $       1.37   $       2.56   $       2.58
                                                 ============   ============   ============

Earnings per share - assuming dilution           $       1.37   $       2.53   $       2.55
                                                 ============   ============   ============

Average number of shares outstanding               65,591,798     70,345,980     73,708,100




See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

February 29, 2000 and February 28, 1999
Thousands of dollars


ASSETS                                                             2000             1999
                                                           ------------     ------------

CURRENT ASSETS
  Cash and cash equivalents                                $     61,010     $    144,555

  Trade accounts receivable, less allowances for
    sales returns of $116,792 ($132,103 in 1999) and
    for doubtful accounts of $19,245 ($15,583 in 1999)          430,825          390,740

  Inventories                                                   249,433          251,289

  Deferred and refundable income taxes                           99,709          133,092

  Prepaid expenses and other                                    259,707          226,142
                                                           ------------     ------------

      Total current assets                                    1,100,684        1,145,818

GOODWILL                                                        149,437          135,516

OTHER ASSETS                                                    820,447          703,188

PROPERTY, PLANT AND EQUIPMENT - NET                             447,415          434,806
                                                           ------------     ------------

                                                           $  2,517,983     $  2,419,328
                                                           ============     ============



See notes to consolidated financial statements.

LIABILITIES AND SHAREHOLDERS' EQUITY                          2000             1999
                                                       -----------      -----------

CURRENT LIABILITIES
  Debt due within one year                             $   109,694      $    17,777
  Accounts payable and accrued liabilities                 213,180          175,366
  Accrued compensation and benefits                         84,456           89,284
  Dividends payable                                         25,808           26,337
  Income taxes                                              13,090           27,165
  Other current liabilities                                136,260           81,745
                                                       -----------      -----------

      Total current liabilities                            582,488          417,674

LONG-TERM DEBT                                             442,102          463,246

OTHER LIABILITIES                                          195,985          142,045

DEFERRED INCOME TAXES                                       44,997           49,752

SHAREHOLDERS' EQUITY
  Common shares - par value $1:
    Class A - 71,736,804 shares issued
    less 11,863,921 Treasury shares in 2000
    and 71,717,174 shares issued less
    7,283,846 Treasury shares in 1999                       59,873           64,433

    Class B - 6,066,096 shares issued
    less 1,418,762 Treasury shares in 2000
    and 6,066,096 shares issued less
    1,405,711 Treasury shares in 1999                        4,647            4,660

Capital in excess of par value                             304,946          304,086
Treasury stock                                            (445,758)        (320,492)
Accumulated other comprehensive loss                       (27,572)         (23,565)
Retained earnings                                        1,356,275        1,317,489
                                                       -----------      -----------
    Total shareholders' equity                           1,252,411        1,346,611
                                                       -----------      -----------

                                                       $ 2,517,983      $ 2,419,328
                                                       ===========      ===========



See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

Years ended February 29, 2000 and February 28, 1999 and 1998

Thousands of dollars
                                                                             2000           1999           1998
                                                                          ---------      ---------      ---------
OPERATING ACTIVITIES:
  Net income                                                              $  89,999      $ 180,222      $ 190,084
  Adjustments to reconcile to net cash
    provided by operating activities:
      Non-recurring items                                                    30,704          5,544        (22,125)
      Depreciation                                                           64,342         67,049         65,926
      Deferred and refundable income taxes                                   54,248         (8,940)       (20,186)
      Changes in operating assets and liabilities,
      net of effects from divestiture and acquisitions:
        Increase in trade accounts receivable                               (35,883)       (10,450)       (20,567)
        Decrease in inventories                                              11,655         17,809          5,915
        Increase in other current assets                                    (52,061)        (3,271)        (4,232)
        Increase in deferred costs - net                                     (5,640)       (65,588)       (15,043)
        (Decrease) increase in accounts payable and other liabilities          (689)        24,211         10,402
      Other - net                                                            11,844          4,682          5,018
                                                                          ---------      ---------      ---------
        Cash Provided by Operating Activities                               168,519        211,268        195,192


INVESTING ACTIVITIES:
  Business (acquisitions) divestiture                                       (65,947)       (52,957)        82,000
  Property, plant and equipment additions                                   (50,753)       (60,950)       (67,898)
  Proceeds from sale of fixed assets                                          1,490          2,522          2,148
  Investment in corporate-owned life insurance                                2,746         18,413         (6,358)
  Other                                                                     (25,183)         8,040          2,057
                                                                          ---------      ---------      ---------
        Cash (Used) Provided by Investing Activities                       (137,647)       (84,932)        11,949


FINANCING ACTIVITIES:
  Increase in long-term debt                                                  1,076        317,096          9,430
  Reduction of long-term debt                                               (16,397)       (22,669)        (6,988)
  Increase (decrease) in short-term debt                                     81,097       (158,657)         8,049
  Sale of stock under benefit plans                                           1,171         18,981         16,915
  Purchase of treasury shares                                              (130,151)      (131,745)      (170,015)
  Dividends to shareholders                                                 (51,213)       (52,410)       (51,959)
                                                                          ---------      ---------      ---------
        Cash Used by Financing Activities                                  (114,417)       (29,404)      (194,568)
                                                                          ---------      ---------      ---------

(DECREASE) INCREASE IN CASH AND EQUIVALENTS                                 (83,545)        96,932         12,573
  Cash and Equivalents at Beginning of Year                                 144,555         47,623         35,050
                                                                          ---------      ---------      ---------
  Cash and Equivalents at End of Year                                     $  61,010      $ 144,555      $  47,623
                                                                          =========      =========      =========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
Years ended February 29, 2000 and February 28, 1999 and 1998
Thousands of dollars except per share amounts


                                                       Common  Shares        Capital in                      Shares
                                                   ----------------------     Excess of      Treasury         Held
                                                    Class A     Class B      Par Value         Stock        In Trust
                                                   ----------------------    ----------     -----------    ------------
BALANCE MARCH 1, 1997                               $70,594       $4,388      $272,262        $(34,850)

  Net income
  Other comprehensive income:
     Foreign currency translation adjustment

  Comprehensive income
  Cash dividends - $0.71 per share
  Exchange of shares                                    107         (107)
  Sale of shares under benefit
    plans, including tax benefits                       713           33        18,386             438
  Purchase of treasury shares                        (4,510)         (45)                     (166,105)
  Sale of treasury shares                                              9           172             137
                                                   ---------    ---------    ----------     -----------
BALANCE FEBRUARY 28, 1998                            66,904        4,278       290,820        (200,380)

  Net income
  Other comprehensive income:
    Foreign currency translation adjustment
    Unrealized gain on available-for-sale
     securities (net of tax of $3,360)

  Comprehensive income
  Issuance of shares to trust                                                                               $(20,480)
  Cash dividends - $0.94 per share
  Exchange of shares                                     40          (40)
  Sale of shares under benefit
    plans, including tax benefits                       395          574        13,033           8,403
  Purchase of treasury shares                        (2,906)        (162)                     (128,677)
  Sale of treasury shares                                             10           233             162
                                                   ---------    ---------    ----------     -----------    ------------
BALANCE FEBRUARY 28, 1999                            64,433        4,660       304,086        (320,492)      (20,480)

  Net income
  Other comprehensive income:
    Foreign currency translation adjustment
    Unrealized loss on available-for-sale
     securities (net of tax of $1,131)

  Comprehensive income
  Cash dividends - $0.80 per share
  Exchange of shares                                     23          (23)
  Sale of shares under benefit
    plans, including tax benefits                        20            2           826             122
  Purchase of treasury shares                        (4,603)          (6)                     (125,556)
  Sale of treasury shares                                             14            34             168
                                                   ---------    ---------    ----------     -----------    ------------
BALANCE FEBRUARY 29, 2000                           $59,873       $4,647      $304,946       $(445,758)     $(20,480)
                                                   =========    =========    ==========     ===========    ============

                                                                   Accumulated
                                                 Deferred              Other
                                               Compensation       Comprehensive       Retained
                                                  Plans          Income (Loss)       Earnings         Total
                                               --------------    ----------------    ------------    -----------
BALANCE MARCH 1, 1997                                                  $(19,646)      $1,068,907     $1,361,655

  Net income                                                                             190,084        190,084
  Other comprehensive income:
     Foreign currency translation adjustment                             (3,791)                         (3,791)
                                                                                                     -----------
  Comprehensive income                                                                                  186,293
  Cash dividends - $0.71 per share                                                       (51,959)       (51,959)
  Exchange of shares
  Sale of shares under benefit
    plans, including tax benefits                                                                        19,570
  Purchase of treasury shares                                                                          (170,660)
  Sale of treasury shares                                                                                   318
                                                                 ----------------    ------------    -----------
BALANCE FEBRUARY 28, 1998                                               (23,437)       1,207,032      1,345,217

  Net income                                                                             180,222        180,222
  Other comprehensive income:
    Foreign currency translation adjustment                              (6,819)                         (6,819)
    Unrealized gain on available-for-sale
     securities (net of tax of $3,360)                                    6,691                           6,691
                                                                                                     -----------
  Comprehensive income                                                                                  180,094
  Issuance of shares to trust                       $20,480
  Cash dividends - $0.94 per share                                                       (65,935)       (65,935)
  Exchange of shares
  Sale of shares under benefit
    plans, including tax benefits                                                         (3,830)        18,575
  Purchase of treasury shares                                                                          (131,745)
  Sale of treasury shares                                                                                   405
                                               --------------    ----------------    ------------    -----------
BALANCE FEBRUARY 28, 1999                            20,480             (23,565)       1,317,489      1,346,611

  Net income                                                                              89,999         89,999
  Other comprehensive income:
    Foreign currency translation adjustment                              (1,744)                         (1,744)
    Unrealized loss on available-for-sale
     securities (net of tax of $1,131)                                   (2,263)                         (2,263)
                                                                                                     -----------
  Comprehensive income                                                                                   85,992
  Cash dividends - $0.80 per share                                                       (51,213)       (51,213)
  Exchange of shares
  Sale of shares under benefit
    plans, including tax benefits                                                                           970
  Purchase of treasury shares                                                                          (130,165)
  Sale of treasury shares                                                                                   216
                                               --------------    ----------------    ------------    -----------
BALANCE FEBRUARY 29, 2000                           $20,480            $(27,572)      $1,356,275     $1,252,411
                                               ==============    ================    ============    ===========

  See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended February 29, 2000 and February 28, 1999 and 1998 Thousands of dollars except per share amounts

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Consolidation: The consolidated financial statements include the accounts of the Corporation and its subsidiaries. All significant intercompany accounts and transactions are eliminated. The Corporation's wholly-owned subsidiary, AmericanGreetings.com, Inc., is consolidated on a two-month lag corresponding with its fiscal year-end of December 31.

Reclassifications: Certain amounts in the prior year financial statements have been reclassified to conform with the 2000 presentation.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents: The Corporation considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.

Financial Instruments: The carrying value of the Corporation's financial instruments approximate their fair market values, other than the fair value of the Corporation's publicly-traded debt. See Note H.

Concentration of Credit Risks: The Corporation sells primarily to customers in the retail trade, including those in the mass merchandiser, drug store, supermarket and other channels of distribution. These customers are located throughout the United States, Canada, the United Kingdom, Australia, New Zealand, France, Mexico, South Africa, Malaysia, Hong Kong and Singapore. Sales to the Corporation's five largest customers accounted for approximately 33% and 32% of net sales in 2000 and 1999, respectively. Sales to one customer accounted for 10% of net sales in 2000.

The Corporation conducts business based on periodic evaluations of its customers' financial condition and generally does not require collateral. While the competitiveness of the retail industry presents an inherent uncertainty, the Corporation does not believe a significant risk of loss from a concentration of credit exists.

Inventories: Finished products, work in process and raw material inventories are carried at the lower of cost or market. The last-in, first-out (LIFO) cost method is used for the majority of the domestic inventories. The foreign subsidiaries principally use the first-in, first-out method. Display material and factory supplies are carried at average cost.

Investment in Life Insurance: The Corporation's investment in corporate-owned life insurance policies is recorded in other assets net of policy loans. The net life insurance expense, including interest expense, is included in administrative and general expenses in the Consolidated Statement of Income. The related interest expense, which approximates amounts paid, was $40,564, $54,670 and $59,642 in 2000, 1999 and 1998, respectively.

Goodwill: Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years for goodwill associated with the social expression product segment and 15 years for goodwill associated with all other businesses. Accumulated amortization of goodwill at February 29, 2000 and February 28, 1999 was $25,908 and $20,851, respectively. Goodwill is reviewed annually for impairment in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of " (SFAS No. 121).

Translation of Foreign Currencies: Asset and liability accounts are translated into U.S. dollars using exchange rates in effect at the date of the consolidated balance sheet; revenue and expense accounts are translated at average monthly exchange rates. Translation adjustments are reflected as a component of shareholders' equity. For subsidiaries operating in highly inflationary economies, both historical and current exchange rates are used in translating balance sheet accounts, and translation adjustments are included in net income.

Property and Depreciation: Property, plant and equipment are carried at cost. Depreciation and amortization of buildings, equipment and fixtures is computed principally by the straight-line method over the useful lives of the various assets. The cost of buildings is depreciated over 25 to 40 years and equipment and fixtures over 3 to 20 years. Property, plant and equipment are reviewed annually for impairment in accordance with SFAS No. 121.

Revenue Recognition: Sales and related costs are recorded by the Corporation upon shipment of products to non-related retailers and upon the sale of products at Corporation-owned retail locations. Seasonal cards are sold with the right of return on unsold merchandise. The Corporation provides for estimated returns of seasonal cards when those products are shipped to non-related retailers.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), which among other guidance, clarifies the Staff's views on various revenue recognition and reporting matters. As a result, effective March 1, 2000, the Corporation will adopt a change in its method of accounting for certain shipments of seasonal product. The implementation of this change will be accounted for as a change in accounting principle and applied cumulatively as if the change occurred at March 1, 2000. The effect of the change will be a one-time non-cash reduction to the Corporation's earnings of approximately $21,000 in fiscal 2001. Had this change been adopted effective March 1, 1999, fiscal 2000 net sales and earnings before the cumulative effect of this accounting change would not have been materially impacted.

While the effect of the change may impact future quarterly results, it will not impact the Corporation's reported cash flows, and is not expected to have a material impact on fiscal 2001 income before the cumulative effect or fiscal 2001 net sales.

Advertising Expense: Advertising costs are expensed as incurred. Advertising expense was $76,879, $67,369 and $61,062 in 2000, 1999 and 1998, respectively.

Other Expense - Net: Other expense - net consists primarily of costs to convert the Corporation's computer systems to be Year 2000 compliant, amortization of goodwill, foreign exchange gains and losses, gains and losses on asset disposals, and royalty and interest income.

Income Taxes: Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

Stock-Based Compensation: The Corporation has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options. Because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

New Pronouncements: In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued. This standard, which establishes new accounting and reporting standards for derivative financial instruments, must be adopted no later than the fiscal quarter beginning March 1, 2001. The Corporation is currently analyzing the effect of this standard and does not expect it to have a material effect on the Corporation's consolidated financial position, results of operations or cash flows.

NOTE B - NON-RECURRING ITEMS AND SPECIAL CHARGES

During the quarter ended February 29, 2000, the Corporation recorded a restructuring charge of $6,126 ($4,849 net of tax, or earnings per share of $0.08) related to various foreign operations. The primary component of this charge was for the rationalization of various warehouse, distribution and manufacturing facilities in the United Kingdom. The balance of the charge is composed of costs associated with the integration of Mexican manufacturing in the United States and the realignment of various business functions in Australia.

During the second quarter ended August 31, 1999, the Corporation recorded a restructuring charge of $32,747. The primary components of this charge were costs associated with the shutdown of the Corporation's Canadian manufacturing and distribution operations, including employee severance and benefit termination costs and the costs of closing down the facilities used for those operations. In addition, the Corporation recorded a charge of $7,682 during the period to write down inventory in the Canadian operations. This amount is classified as material, labor and other production costs. The total impact of the restructuring and inventory charges net of tax was $24,224, or $0.36 per share.

During the quarter ended November 30, 1998, the Corporation recorded a restructuring charge of $13,925 ($8,342 net of tax, or earnings per share of $0.12). The primary components of this charge were employee severance and termination benefit costs. The balance of the charge is comprised of costs associated with exiting the Corporation's kiosk business and lease exit costs due to the closure of certain sales offices.

The following table summarizes the provisions, payments and remaining reserves associated with the restructure charges recorded in both 2000 and 1999.


                                                         Facility            Kiosk         Lease
                                      Termination       Shut-Down             Exit          Exit           Other
                                        Benefits           Costs             Costs          Costs          Costs         Total
                                     --------------    ---------------     ----------    ----------     ----------    ----------
                                                                       (Thousands of dollars)

Provision in 1999                            $8,644                            $4,618                        $663        $13,925

Cash expenditures                           (5,019)                                                                      (5,019)
Non-cash charges                                                              (3,362)                                    (3,362)
                                     --------------                        ----------                   ----------    ----------

Balance February 28, 1999                     3,625                             1,256                         663          5,544

Provision in 2000                            31,018            $4,634                        $2,108         1,113         38,873

Activity relating to 1999
-------------------------
Provision:
---------
Cash expenditures                           (3,645)                             (620)                       (469)        (4,734)
Non-cash charges                                                                (588)                                      (588)
Change in estimate                              162                                                         (162)

Activity relating to 2000
-------------------------
Provision:
---------
Cash expenditures                           (1,646)             (454)                         (930)                      (3,030)
Non-cash charges                            (4,358)              (99)                         (162)         (519)        (5,138)
                                     --------------    ---------------     ----------    ----------     ----------    ----------

Balance February 29, 2000                   $25,156            $4,081             $48        $1,016          $626        $30,927
                                     ==============    ===============     ==========    ==========     ==========    ==========


At February 29, 2000 and February 28, 1999, $30,927 and $5,544, respectively, was included in accounts payable and accrued liabilities, representing the portion of the restructuring charge not yet expended.

On August 12, 1997, the Corporation divested the net assets of two subsidiaries, Acme Frame Products, Inc., a manufacturer and distributor of picture frames, and Wilhold, Inc., a manufacturer and distributor of hair accessories. As a result of the transaction, the Corporation recorded a one-time pre-tax gain of $22,125 ($13,192 net of tax, or earnings per share of $0.18).

NOTE C - EARNINGS PER SHARE

The following table sets forth the computation of earnings per share and earnings per share - assuming dilution:

                                                                                2000               1999                 1998
                                                                           ---------------    ---------------    ----------------
Numerator:
     Net income for earnings per share and earnings
     per share - assuming dilution                                            $   89,999          $ 180,222          $ 190,084
                                                                           ===============    ===============    ================
Denominator (thousands):
     Denominator for earnings per share
     - weighted average shares outstanding                                        65,592             70,346             73,708

     Effect of dilutive securities - stock options                                     -                758                838
                                                                           ---------------    ---------------    ----------------

     Denominator for earnings per share - assuming dilution
     - adjusted weighted average shares outstanding                               65,592             71,104             74,546
                                                                           ===============    ===============    ================

Earnings per share                                                                $1.37       $       2.56       $       2.58
                                                                           ===============    ===============    ================

Earnings per share - assuming dilution                                            $1.37       $       2.53       $       2.55
                                                                           ===============    ===============    ================

Certain stock options have been excluded for the year ended February 29, 2000 because they would have been antidilutive.

NOTE D - COMPREHENSIVE INCOME
Accumulated other comprehensive income (loss) consists of the following components:

                                                     Foreign             Unrealized Gains             Accumulated
                                                    Currency                (Losses) on                   Other
                                                   Translation          Available-For-Sale           Comprehensive
                                                   Adjustments              Securities               Income (Loss)
                                                 ----------------     -----------------------     ---------------------
Balance at March 1, 1997                              $(19,646)                                           $(19,646)

Other comprehensive loss                                (3,791)                                             (3,791)
                                                 ----------------                                 ---------------------

Balance at February 28, 1998                           (23,437)                                            (23,437)

Other comprehensive income (loss)                       (6,819)                   $6,691                      (128)
                                                 ----------------     -----------------------     ---------------------

Balance at February 28, 1999                           (30,256)                    6,691                   (23,565)

Other comprehensive loss                                (1,744)                   (2,263)                   (4,007)
                                                 ----------------     -----------------------     ---------------------

Balance at February 29, 2000                          $(32,000)                   $4,428                  $(27,572)
                                                 ================     =======================     =====================

Gross unrealized holding gains on available-for-sale securities as of February 29, 2000 and February 28, 1999 are $6,657 and $10,051, respectively.

NOTE E - INVENTORIES


                                                                        2000                        1999
                                                                  -----------------            ---------------

Raw material                                                              $ 38,218                   $ 37,745
Work in process                                                             27,099                     25,523
Finished products                                                          229,887                    229,220
                                                                  -----------------            ---------------
                                                                           295,204                    292,488
Less LIFO reserve                                                           90,343                     89,207
                                                                  -----------------            ---------------
                                                                           204,861                    203,281
Display material and factory supplies                                       44,572                     48,008
                                                                  -----------------
                                                                                               ---------------

                                                                          $249,433                   $251,289
                                                                  =================            ===============




NOTE F - PROPERTY, PLANT AND EQUIPMENT


                                                                        2000                        1999
                                                                  -----------------            ---------------

Land                                                                      $ 14,589                   $ 11,288
Buildings                                                                  307,713                    281,726
Equipment and fixtures                                                     696,819                    665,609
                                                                  -----------------            ---------------
                                                                         1,019,121                    958,623
Less accumulated depreciation                                              571,706                    523,817
                                                                  -----------------
                                                                                               ---------------

                                                                         $ 447,415                  $ 434,806
                                                                  =================            ===============

NOTE G - DEFERRED COSTS

Deferred costs relating to agreements with certain customers are charged to operations on a straight-line basis over the effective period of each agreement, generally three to six years. Deferred costs estimated to be charged to operations during the next year are classified with prepaid expenses and other. Total commitments under the agreements are capitalized as deferred costs and future payment commitments, if any, are recorded as liabilities when the agreements are consummated.

At February 29, 2000 and February 28, 1999, deferred costs and future payment commitments are included in the following financial statement captions:


                                                                        2000                        1999
                                                                  -----------------            ---------------

Prepaid expenses and other                                             $ 200,517                    $ 192,619
Other assets                                                             679,214                      595,136
Other current liabilities                                               (118,250)                     (81,745)
Other liabilities                                                       (163,865)                    (113,799)
                                                                  -----------------            ---------------

                                                                       $ 597,616                    $ 592,211
                                                                  =================            ===============

NOTE H - LONG AND SHORT-TERM DEBT

On July 27, 1998, the Corporation issued $300,000 of 30-year senior notes with a 6.10% coupon rate under its $600,000 shelf registration with the Securities and Exchange Commission. The majority of the proceeds were used to retire commercial paper and other short-term debt, with the remainder used for other general corporate purposes and short-term investments. The fair value of the Corporation's publicly traded debt, based on quoted market prices, was $267,000 at February 29, 2000.

On August 7, 1998, the Corporation entered into a multi-currency credit facility to provide liquidity and working capital financing for the Corporation and its subsidiaries in the United States, Canada, the United Kingdom, Australia, New Zealand and France. The aggregate availability under this facility is approximately $718,000 of which approximately $627,000 is available at February 29, 2000. The United States portion and one-half of the Canadian portion of the facilities, totaling $501,735, mature on August 3, 2000. The balance of the facility matures on August 7, 2003. The United States portion and one half of the Canadian portion of the facility are annually renewable for additional 364-day periods and are convertible to term loans with a maturity of August 7, 2003. A facility fee is due on the aggregate amount of the facility and can vary with the Corporation's debt rating. At February 29, 2000, the facility fee is 0.075% for the non-364 day portion of the facility and 0.080% for the 364-day portion.

The borrowings of the Corporation in Canada consist solely of commercial paper. At February 29, 2000, commercial paper borrowings were $68,227, which are classified as long-term. The commercial paper borrowings are supported by the multi-currency credit facility described above.
The Corporation's subsidiaries in Mexico and South Africa have credit agreements permitting borrowings of up to $2,106. At February 29, 2000, $1,263 is outstanding under these foreign revolving credit facilities.

All of the Corporation's revolving credit and term loan agreements provide for various borrowing alternatives in their respective currencies with interest rates generally ranging from 5.0% to 9.0% for amounts borrowed as of February 29, 2000.

At February 29, 2000 and February 28, 1999, debt due within one year consists of the following:

                                                                        2000                        1999
                                                                 -------------------          -----------------
         Current maturities of long-term debt                             $   1,016                   $    968
         Foreign revolving credit facilities                                  1,263                      1,250
                                                                 -------------------          -----------------
         Aggregate current maturities                                         2,279                      2,218
         Commercial paper                                                   101,716                     15,504
         Other short-term debt                                                5,699                         55
                                                                 -------------------          -----------------
                                                                         $  109,694                   $ 17,777
                                                                 ===================          =================

At February 29, 2000 and February 28, 1999, long-term debt consists of the following:


                                                                          2000                    1999
                                                                     ---------------         ---------------
         Revolving credit, commercial paper and
                 term loan agreements                                      $132,524                $154,674
         Notes payable                                                      311,294                 310,145
         Other                                                                  563                     645
                                                                     ---------------         ---------------

                                                                            444,381                 465,464

         Less current maturities                                              2,279                   2,218
                                                                     ---------------         ---------------

                                                                           $442,102                $463,246
                                                                     ===============         ===============


Aggregate maturities of long-term debt are as follows:


                                      2001                                $  2,279
                                      2002                                  12,377
                                      2003                                     175
                                      2004                                 131,435
                                      2005                                     175
                                      Thereafter                           297,940
                                                                 ------------------
                                                                          $444,381
                                                                 ==================

At February 29, 2000, the Corporation had credit arrangements to support the issuance of letters of credit in the amount of $73,474 with $24,744 of open credits outstanding.

Interest paid on short-term and long-term debt was $34,051 in 2000, $27,831 in 1999 and $22,735 in 1998.

The weighted average interest rate on short-term borrowings outstanding was 5.4% and 5.1% as of February 29, 2000 and February 28, 1999, respectively.

NOTE I - RETIREMENT PLANS

The Corporation has a non-contributory profit-sharing plan with a contributory 401(k) provision covering most of its United States employees. Contributions to the profit-sharing plan were $11,858, $22,687 and $23,850 for 2000, 1999 and 1998, respectively. The Corporation matches a portion of 401(k) employee contributions contingent upon meeting specified annual operating results goals. The Corporation's matching contributions were $4,517, $4,622 and $2,802 for 2000, 1999 and 1998, respectively.

The Corporation also has several defined benefit and defined contribution pension plans covering certain employees in foreign countries. The cost of these plans was not material in any of the years presented. In the aggregate, the actuarially computed plan benefit obligation approximates the fair value of the plan assets.

NOTE J - POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Corporation sponsors a defined benefit health care plan that provides postretirement medical benefits to full-time United States employees who are age 65 or over at retirement with 15 or more years of service and who were hired on or before December 31, 1991. In addition, for retirements on or after January 2, 1992 the retiree must have been continuously enrolled for health care for a minimum of five years or since January 2, 1992. The plan is contributory, with retiree contributions adjusted periodically, and contains other cost-sharing features such as deductibles and coinsurance. The Corporation maintains a trust for the payment of retiree health care benefits. This trust is funded at the discretion of management.

                                                                                            2000                 1999
                                                                                       ----------------     ----------------
Change in benefit obligation:
   Benefit obligation at beginning of year                                                   $75,276             $63,677
   Service cost                                                                                2,327               1,817
   Interest cost                                                                               5,637               4,702
   Actuarial losses                                                                            1,961               9,183
   Benefit payments                                                                           (4,749)             (4,103)
                                                                                      ---------------     ----------------
   Benefit obligation at end of year                                                          80,452              75,276
                                                                                      ---------------     ----------------

Change in plan assets:
   Fair value of plan assets at beginning of year                                             44,714              39,760
   Actual return on plan assets                                                                2,178               3,072
   Contributions                                                                               5,126               5,985
   Benefit payments                                                                           (4,749)             (4,103)
                                                                                      ---------------     ----------------
   Fair value of plan assets at year end                                                      47,269              44,714
                                                                                      ---------------     ----------------

Funded status at February 29 or 28                                                           (33,183)            (30,562)
Unrecognized loss                                                                             23,215              21,774
                                                                                       ---------------     ----------------
Accrued benefit cost recognized in the consolidated
  statement of financial position                                                            $(9,968)           $ (8,788)
                                                                                       ===============     ================

                                                                                            2000                  1999
                                                                                      -----------------     ------------------
Components of net periodic benefit cost:
   Service cost                                                                               $2,327                $1,817
   Interest cost                                                                               5,637                 4,702
   Expected return on plan assets                                                             (3,441)               (3,064)
   Amortization of actuarial loss                                                              1,784                   716
                                                                                     ----------------      -----------------
   Net periodic benefit cost                                                                  $6,307                $4,171
                                                                                     ================      =================

Weighted average assumptions as of February 29 or 28:

Discount rate                                                                                   7.50%                 6.75%
Expected long-term return on plan assets                                                        8.00%                 8.00%
Health care cost trend rate                                                                     5.00%                 5.00%

Effect of a 1% increase in health care cost trend rate on:
   Service cost plus interest cost                                                           $ 1,522                $1,295
   Accumulated postretirement benefit obligation                                              13,642                13,447

Effect of a 1% decrease in health care cost trend rate on:
   Service cost plus interest cost                                                         $ (1,202)              $ (1,015)
   Accumulated postretirement benefit obligation                                            (10,980)               (10,726)

NOTE K - LONG-TERM LEASES AND COMMITMENTS

The Corporation is committed under noncancelable operating leases for commercial properties (certain of which have been subleased) and equipment, terms of which are generally less than 25 years. Rental expense under operating leases for the years ended February 29, 2000, February 28, 1999 and 1998 follows:

                                                                2000               1999                1998
                                                           ---------------    ---------------     ---------------
Gross rentals                                                     $59,876            $58,616             $57,320
Less sublease rentals                                               3,638              4,470               4,985
                                                           ---------------    ---------------     ---------------
  Net rental expense                                              $56,238            $54,146             $52,335
                                                           ===============    ===============     ===============


At February 29, 2000, future minimum rental payments for noncancelable operating leases, net of aggregate future minimum noncancelable sublease rentals, follow:

         Gross Rentals:
             2001                                                                    $   48,164
             2002                                                                        41,086
             2003                                                                        33,801
             2004                                                                        27,973
             2005                                                                        21,955
             Later years                                                                 52,567
                                                                                  ---------------
                                                                                        225,546
         Sublease rentals                                                               (14,623)
                                                                                  ---------------
         Net rentals                                                                  $ 210,923
                                                                                  ===============

The Corporation's wholly-owned subsidiary, AmericanGreetings.com, Inc., has entered into several online distribution relationship agreements with various Internet business partners. Under the terms of these agreements, the following minimum amounts are due to be paid as follows:

                      Year ending February 28 or 29:
                      ------------------------------
                            2001                                                    $  24,950
                            2002                                                       25,988
                            2003                                                       25,000
                            2004                                                       15,000
                                                                                ----------------
                                                                                    $  90,938
                                                                                ================

NOTE L - COMMON SHARES AND STOCK OPTIONS

At February 29, 2000 and February 28, 1999, common shares authorized consisted of 187,600,000 Class A and 15,832,968 Class B shares.

Class A shares have one vote per share and Class B shares have ten votes per share. There is no public market for the Class B common shares of the Corporation. Pursuant to the Corporation's Amended Articles of Incorporation, a holder of Class B common shares may not transfer such Class B common shares (except to permitted transferees, a group that generally includes members of the holder's extended family, family trusts and charities) unless such holder first offers such shares to the Corporation for purchase at the most recent closing price for the Corporation's Class A common shares. If the Corporation does not purchase such Class B common shares, the holder must convert such shares, on a share for share basis, into Class A common shares prior to any transfer.

Under the Corporation's Stock Option Plans, options to purchase Class A and Class B shares are granted to directors, officers and other key employees at the then-current market price. In general, subject to continuing employment, options become exercisable commencing one year after date of grant in four annual installments and expire over a period of not more than ten years from the date of grant. The options granted to non-employee directors become exercisable in six installments over five years.

The Corporation has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Corporation had accounted for its employee stock options issued subsequent to February 28, 1995 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The pro forma information for stock options indicates decreases in net income of $8,520 in 2000, $3,248 in 1999 and $4,931 in 1998. The pro forma information and related assumptions under the Black-Scholes method follow:


                                                 2000             1999             1998
                                            -----------      -----------      -----------
Net income                                  $    81,479      $   176,974      $   185,153

Earnings per share                          $      1.24      $      2.52      $      2.51

Earnings per share - assuming dilution      $      1.24      $      2.49      $      2.48


Assumptions:
      Risk-free interest rate                       5.4%             5.4%             6.1%
      Dividend yield                                3.2%             1.6%             2.0%
      Expected stock volatility                    0.41             0.27             0.26
      Expected life in years:
            Grant date to exercise date             5.7              5.6              5.6
            Vest date to exercise date              2.4              2.4              2.3

Stock option transactions and prices are summarized as follow:


                                 Number of Options                         Weighted-Average Exercise Price Per Share
                         -----------------------------------         --------------------------------------------------------
                            Class A             Class B                      Class A                        Class B
                         ---------------    ----------------         -------------------------     --------------------------
Options outstanding
  February 28, 1997          1,956,383            912,512                    $  23.57                      $  14.42
          Granted            1,453,677            470,000                       30.45                         29.50
          Exercised           (616,675)           (33,500)                      21.14                         19.85
          Cancelled           (182,250)                 -                       28.96                             -
                         ---------------    ----------------

Options outstanding
  February 28, 1998          2,611,135          1,349,012                    $  27.58                      $  19.54
          Granted              189,850                596                       45.73                         48.06
          Exercised           (395,754)          (573,422)                      25.54                          9.07
          Cancelled           (127,200)            (7,000)                      30.25                         26.13
                         ---------------    ----------------


Options outstanding
  February 28, 1999          2,278,031            769,186                    $  29.18                      $  27.30
          Granted            3,648,950                  -                       23.81                             -
          Exercised            (20,800)            (2,000)                      20.28                         19.25
          Cancelled           (293,000)            (1,000)                      26.09                         26.13
                         ---------------    ----------------


Options outstanding
  February 29, 2000          5,613,181            766,186                    $  25.87                      $  27.32
                         ===============    ================


Options exercisable at February 29 or 28:
          2000               1,709,281            649,436                    $  27.47                      $  26.93
          1999               1,235,331            490,936                       26.23                         26.23
          1998               1,077,035            902,262                       24.42                         14.84


The weighted average remaining contractual life of the options outstanding as of February 29, 2000 is 7.4 years.

Range of exercise prices for options outstanding:

                                        Outstanding                            Exercisable
                             -----------------------------------    ----------------------------------
                                                                                                              Weighted-
                                                   Weighted-                             Weighted-             Average
                                                    Average                               Average             Remaining
        Exercise                Optioned            Exercise           Optioned           Exercise           Contractual
      Price Ranges               Shares              Price              Shares             Price            Life (Years)
-------------------------    ---------------     ---------------    ---------------    ---------------     ----------------
    $15.75 - 19.25                 435,250            $19.12               410,550          $19.18                2.3
     19.81 - 23.56               3,061,800             23.55               102,700           23.25                8.6
     23.69 - 26.00                 261,500             24.47                47,800           25.01                8.3
     26.06 - 27.25                 692,792             27.15               676,492           27.17                5.9
     27.50 - 29.44                 173,687             28.45                61,487           28.42                7.6
     29.50 - 29.50               1,338,442             29.50               893,892           29.50                6.5
     29.88 - 48.50                 392,146             38.33               174,246           37.49                7.6
     50.00 - 50.00                  16,000             50.00                 4,000           50.00                8.3
     50.25 - 50.25                   7,600             50.25                 2,600           50.25                8.1
     51.63 - 51.63                     150             51.63                   150           51.63                8.3
                             ---------------                        ---------------
                                 6,379,367                            2,373,917
                             ===============                        ===============

NOTE M - BUSINESS SEGMENT INFORMATION

The Corporation is organized and managed according to a number of factors, including product categories, geographic locations and channels of distribution. The Social Expression Products segment primarily designs, manufactures and sells greeting cards and other products through various channels of distribution with mass retailers as the primary channel. As permitted under Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," certain operating divisions have been aggregated into one reportable segment. These operating divisions have similar economic characteristics, products, production processes, types of customers and distribution methods.

AmericanGreetings.com is a web-based provider of greetings and other social communication content to consumers and web-based businesses.

The Corporation's non-reportable operating segments include the design, manufacture and sale of promotional Christmas product, non-prescription reading glasses, educational materials and display fixtures; and the sale of both the Corporation's products and other products through retail stores.

The Corporation evaluates segment performance based on earnings before foreign currency exchange gains or losses, interest income, interest expense and income taxes. Centrally incurred and managed costs and non-recurring items are not allocated back to the operating segments. The accounting policies of the reportable segments are the same as those described in Note A - Significant Accounting Policies, except those that are related to LIFO or applicable to only corporate items.

Intersegment sales are recorded at wholesale prices. Intersegment sales and profits are eliminated in consolidation. All inventories resulting from intersegment sales are carried at cost.

The reporting and evaluation of segment assets include net accounts receivable, inventory on a "first-in, first-out" basis, display materials and factory supplies, prepaid expenses, other assets (including net deferred costs), and net property, plant and equipment.

Segment results are reported and evaluated at consistent exchange rates between years to eliminate the impact of foreign currency fluctuations. An exchange rate adjustment is included in the reconciliation of the segment results to the consolidated results; this adjustment represents the impact on the segment results of the difference between the exchange rates used for segment reporting and evaluation and the actual exchange rates for the periods presented.

OPERATING SEGMENT INFORMATION

                                                     NET SALES                                    EARNINGS
                                     ------------------------------------------    ---------------------------------------
                                        2000            1999           1998           2000          1999          1998
                                     ------------    -----------    -----------    -----------    ----------    ----------
Social Expressions Products          $1,742,993      $1,829,397     $1,761,814      $340,471       $446,663      $415,167
Intersegment items                      (84,822)        (80,264)       (77,346)      (59,486)       (56,533)      (51,849)
                                     ------------    -----------    -----------    -----------    ----------    ----------
    Net                               1,658,171       1,749,133      1,684,468       280,985        390,130       363,318
AmericanGreetings.com                    14,345           7,577          1,314       (20,373)         3,794         1,099
Non-reportable segments                 498,687         440,445        479,930        50,635         44,105        29,178
Non-recurring items                           -               -              -       (46,387)       (13,925)       22,125
Exchange rate adjustment                  4,033           8,551         33,053          (631)           883         2,908
Unallocated items - net                       -               -              -      (123,605)      (143,390)     (126,191)
                                     ------------    -----------    -----------    -----------    ----------    ----------
     Consolidated                    $2,175,236      $2,205,706     $2,198,765      $140,624       $281,597      $292,437
                                     ============    ===========    ===========    ===========    ==========    ==========

                                                       ASSETS                                   DEPRECIATION
                                     -------------------------------------------    --------------------------------------
                                        2000            1999             1998         2000          1999          1998
                                     ------------    -----------     -----------    ----------    ----------    ----------
Social Expressions Products          $1,671,288      $1,672,557      $1,520,391       $40,940       $42,689       $39,676
AmericanGreetings.com                    31,663          13,309           7,695         1,133           694           702
Non-reportable segments                 308,346         261,128         284,956        22,233        23,370        24,893
Unallocated and intersegment items      503,032         469,016         321,428          (140)          (98)        1,627
Exchange rate adjustment                  3,654           3,318          26,994           176           394          (972)
                                     ------------    -----------     -----------    ----------    ----------    ----------
     Consolidated                    $2,517,983      $2,419,328      $2,161,464       $64,342       $67,049       $65,926
                                     ============    ===========     ===========    ==========    ==========    ==========

                                             CAPITAL EXPENDITURES
                                     -------------------------------------
                                       2000          1999         1998
                                     ----------    ---------    ----------
Social Expressions Products           $25,666       $43,907      $45,984
AmericanGreetings.com                   3,762           401          228
Non-reportable segments                21,103        17,152       21,836
Unallocated and intersegment items          -             -            -
Exchange rate adjustment                  222          (510)        (150)
                                     ----------    ---------    ----------
     Consolidated                     $50,753       $60,950      $67,898
                                     ==========    =========    ==========

OTHER INFORMATION

                                        2000            1999            1998
                                     ------------    -----------     ------------
PRODUCT INFORMATION
  Everyday greeting cards              $976,922      $1,051,374       $1,010,857
  Seasonal greeting cards               438,921         450,611          466,761
  Gift wrapping and wrap
   accessories                          301,131         301,517          309,763
  All other                             458,262         402,204          411,384
                                     ------------    -----------     ------------
     Consolidated Net Sales          $2,175,236      $2,205,706       $2,198,765
                                     ============    ===========     ============

GEOGRAPHIC INFORMATION

                                                     NET SALES                                  FIXED ASSETS - NET
                                     -------------------------------------------    -------------------------------------------
                                        2000            1999            1998           2000           1999            1998
                                     ------------    -----------     -----------    -----------    ------------    ------------
United States                        $1,751,686      $1,819,857      $1,864,368       $371,622       $363,802        $371,733
Foreign                                 423,550         385,849         334,397         75,793         71,004          75,899
                                     ------------    -----------     -----------    -----------    ------------    ------------
     Consolidated                    $2,175,236      $2,205,706      $2,198,765       $447,415       $434,806        $447,632
                                     ============    ===========     ===========    ===========    ============    ============

NOTE N - INCOME TAXES

Income (loss) before income taxes:

                                                                2000                1999               1998
                                                           ----------------    ---------------    ----------------
United States                                                  $ 135,039           $ 300,411         $ 298,817
Foreign                                                            5,585             (18,814)           (6,380)
                                                           ----------------    ---------------    ----------------
                                                               $ 140,624           $ 281,597         $ 292,437
                                                           ================    ===============    ================

Income taxes (benefit) have been provided as follows:
                                                                2000                1999               1998
                                                           ----------------    ---------------    ----------------
Current:
   Federal                                                    $    3,029           $ 111,736         $ 107,135
   Foreign                                                        (9,082)            (18,423)           (6,873)
   State and local                                                 1,197              16,977            21,318
                                                           ----------------    ---------------    ----------------
                                                                  (4,856)            110,290           121,580

Deferred (principally federal)                                    55,481              (8,915)          (19,227)
                                                           ----------------    ---------------    ----------------
                                                               $  50,625           $ 101,375         $ 102,353
                                                           ================    ===============    ================

Significant components of the Corporation's deferred tax assets and liabilities at February 29, 2000 and February 28, 1999 are as follows:

                                                                                   2000                1999
                                                                              ----------------    ----------------
           Deferred tax assets:
                        Employee benefit and incentive plans                     $   36,781          $   34,878
                   Sales returns                                                      2,708              36,924
                   Other                                                             73,311              98,253
                                                                              ----------------    ----------------
                                                                                    112,800             170,055

                   Valuation allowance                                               (9,467)            (10,819)
                                                                              ----------------    ----------------

                            Total deferred tax assets                               103,333             159,236

         Deferred tax liabilities:
                   Depreciation                                                      44,969              47,440
                   Other                                                             29,374              28,457
                                                                              ----------------    ----------------

                            Total deferred tax liabilities                           74,343              75,897
                                                                              ----------------    ----------------

                   Net deferred tax assets                                        $  28,990           $  83,339
                                                                              ================    ================

The decrease in the valuation allowance was due to decreases in net operating loss carryforwards in the United Kingdom.

The statutory federal income tax rate and the effective income tax rate are reconciled as follows:

                                                                      2000             1999              1998
                                                                  -------------     ------------     -------------

Statutory rate                                                        35.0%             35.0%            35.0%
State and local income taxes,
  net of federal tax benefit                                           3.8               3.7              4.0
Corporate-owned life insurance investments                             0.1              (2.9)            (3.4)
Foreign differences                                                   (2.1)               --              0.7
Other                                                                 (0.8)              0.2             (1.3)
                                                                  -------------     ------------     -------------

Effective tax rate                                                    36.0%             36.0%            35.0%
                                                                  =============     ============     =============


Income taxes paid were $19,821 in 2000, $102,363 in 1999 and $101,261 in 1998.

Deferred taxes have not been provided on approximately $51,218 of undistributed earnings of foreign subsidiaries since substantially all of these earnings are necessary to meet their business requirements. It is not practicable to calculate the deferred taxes associated with these earnings, however, foreign tax credits would be available to reduce federal income taxes in the event of distribution. At February 29, 2000, the Corporation had approximately $44,432 of foreign operating loss carryforwards, of which $17,155 have no expiration dates and $27,277 have expiration dates ranging from 2001 through 2010.

The Internal Revenue Service has examined the Corporation's federal income tax returns for the fiscal years ended 1992 through 1995 and, as part of its Coordinated Issues Program, has made inquiries related to the Corporation's corporate-owned life insurance programs. Additional inquiries related to these programs have been made for years 1996 through 1998 which are currently under examination. Although no adjustments to taxable income have been proposed, it is estimated that an unfavorable adjustment, if made, would represent a potential exposure for tax and interest of approximately $130,000 for years 1992 through 1998. The Corporation plans to vigorously contest any proposed adjustments or assessments relative to corporate owned life insurance.

NOTE O - SUBSEQUENT EVENT

On March 2, 2000, the Federal Trade Commission approved the proposed acquisition of all outstanding shares of Gibson Greetings Inc. common stock in a cash transaction estimated at $163,000. The cash tender offer was completed and the acquisition was closed on March 9, 2000.